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                                                                    EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made as of the ______ day of November, 1998, between MCS, INC., a Pennsylvania corporation and its successors and assigns, having a place of business at 400 Penn Center Boulevard, Pittsburgh, Pennsylvania, 15235 (the "Company"), and NICK KAKAVIS, having an address at 1815 Mt. Royal Boulevard, Glenshaw, Pennsylvania, 15116 ("Employee").

         WHEREAS, Employee is employed by the Company as its President; and

         WHEREAS, Employee agrees to change his employment position to senior employment status as President Emeritus of the Company; and

         WHEREAS, Employee has extensive experience in the management of business application software, including the ProfitWorks(TM) software; and

         WHEREAS, the Company wishes to continue to employ Employee, upon the terms and conditions set forth herein, for the transition of leadership of the Company, the transfer of certain products of the Company to its corporate parent, Mestek, Inc. ("Mestek"), and the completion of certain long-term, strategic projects that are uniquely suited to Employee's qualifications;

         NOW, THEREFORE, in consideration of the promises and covenants contained herein and other good and valuable consideration, the adequacy and sufficiency which is hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

1. EMPLOYMENT. The Company hereby agrees to continue to employ Employee, and Employee hereby agrees to continue to be employed by the Company, as President of the Company through December 31, 1998. On January 1, 1999, Employee shall be granted and accept the title of "President Emeritus" of the Company. The Employee agrees to accept such change to his employment title and accept such position, upon the terms and conditions hereinafter set forth. The consideration provided by the Company to Employee under this Agreement is for the services to be provided by Employee hereunder, and, in order to fulfill the wishes of the parties to address all relevant matters, is in lieu of any severance and any other separation benefits that may have otherwise been paid or payable to Employee, and such consideration is by agreement of Employee and Company adequate and sufficient for the granting of the releases set forth in
Section 7, below.

2. DUTIES. The scope of Employee's activities as President Emeritus, and the offices, duties and assignments of Employee are as follows:

         2.1 Employee shall continue to serve as a Director on the Board of Directors of the Company until December 31, 1999, and shall as of that date tender his resignation from the Board of Directors.

         2.2 Employee shall, during the first year of this Agreement, manage the process of and provide organization and leadership as a project manager for the transition of certain non-medical related software


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products of the Company to the divisions and/or subsidiaries designated by
Mestek, including the following:

                  2.2.1    ProfitWorks(TM) software system; and

                  2.2.2 a Mestek license for the Mentor(TM) computer-based training program;

         (Collectively, the foregoing shall be know as the "Transition
Products.")

                  2.2.3 The above tasks shall include making recommendations on all aspects of how the Transition Products will be serviced, supported, enhanced, upgraded and developed, how personnel will be utilized and allocated, and, if required, the creation of arrangements or contracts between the Company and Mestek or it designees to fully address all operating issues for the Transition Products.

         2.3 Employee shall develop printed documentation in book form of selected standard form contracts and licences that are used by the Company in the sales, licensing and maintenance of its products, together with any modifying addenda that are used by the Company.

         2.4 Employee shall provide other transitional services to the Company, including counsel, advice and information on historical practices and policies, services as a witness in pending disputes or claims, if any, and the provision of information and data assembled in, available through or gleaned by fulfilling the duties of President of the Company.

         2.5 Employee shall perform such other long-term, strategic projects assigned by the Company and Mestek or its designees as are compatible with Employee's position as President Emeritus and which are mutually agreeable between the parties hereto.

         2.6 Collectively, the foregoing shall be the "Duties". During the first calendar year (commencing January 1, 1999) of this Agreement, Employee shall devote his time and attention to the diligent performance of the Duties and may not engage in any material business activities or services (whether or not for compensation) that may conflict with the full and faithful execution of the Duties without the prior written consent of the Company which shall not be unreasonably withheld.

3. TERM. Employee's employment hereunder shall begin on the date hereof and continue until December 31, 2001, unless earlier terminated as set forth in
Section 8 below.

4.       CONSIDERATION

         4.1 Compensation. For the full and faithful performance of the Duties and in consideration of the releases and waivers set forth in Section 7 hereof, Employee shall be paid by the Company (a) during the first calendar year (commencing January 1, 1999) of this Agreement, Two Hundred Thousand and 00/100 Dollars ($200,000.00) per annum, and (b) during each of the second and third calendar years of this Agreement, One Hundred Thousand and 00/100 Dollars ($100,000.00) per annum.


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                  4.1.1    For each project upon which Employee agrees to be
engaged under Section 2.5, above, Employee shall receive, in addition to the compensation set forth in Section 4.1, above, the sum of Four Hundred and 00/100 Dollars ($400.00) per day for each day that Employee is engaged in such project as agreed between Employee and the Company. Employee shall on the 1st day of each month furnish the Company with a statement for any sums due in respect of the Duties provided pursuant to Section 2.5 hereof during the previous month.

                  4.1.2 The compensation will be paid over the course of the calendar periods in accordance with the Company's payroll practices in effect from time to time for the term hereof.

         4.2      Additional Employee Benefits and Perquisites

                  4.2.1 Benefits. Employee shall be eligible to participate during the term of this Agreement in such life insurance, health, dental, short-term and long-term disability and medical insurance benefits, 401(k) and pension plans, vacation, holidays, and other such employee benefit plans and programs which are offered and maintained from time to time by the Company for the benefit of its employees, in each case to the extent and in the manner available to other employees of the Company, and subject to the terms (including eligibility) and provisions of such benefit plan(s) or programs. Notwithstanding the above, Employee shall not be eligible for, and shall not participate in, any plans or programs that may be offered from time to time to employees or officers of the Company and relating in any way to any bonuses, performance bonuses, stock options, stock grants, stock appreciation rights, warrants or other rights in respect of the stock of the Company or Mestek.

                  4.2.2 Automobile. As of the date of this Agreement, Employee has the use of an automobile which is leased in the name of the Company. Employee shall continue to have use of such automobile through the unexpired balance of the automobile lease through June 2000, at which time Employee shall return the vehicle or arrange at his own cost and expense for the purchase of the automobile. From and after the date of this Agreement, Employee shall pay to the Company $100 each month as a contribution to the cost of the leased automobile. The Company may deduct and set off such sum from and against any payments due to Employee under this Agreement, and by executing this Agreement, Employee does hereby expressly authorize the Company to make such deductions and set offs.

                  4.2.3 Expenses. The Company shall reimburse Employee for the reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and in performance of the Duties under this Agreement, subject to the Company's policies relating to business-related expenses as in effect from time to time.

5. RELATIONSHIP BETWEEN THE PARTIES. Employee shall be considered a full-time employee of the Company, subject to the limiting terms hereof.



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6.       NON-COMPETITION; NONDISCLOSURE OF INFORMATION.

         6.1 Non-Competition. Employee covenants and agrees that Employee shall not at any time during the term of his employment with the Company and for a period of two (2) years thereafter compete, directly or indirectly, with the Company, or have any ownership interest in any firm, corporation, partnership, proprietorship or other business that (a) manufactures, sells, distributes or provides products and/or services that are directly or indirectly competitive with the software products and services, then engaged in by the Company, anywhere in North America, or (b) engages with third parties in the design, testing, sale and distribution of application software or services related thereto anywhere in North America for businesses or individuals similar to the customers of the Company, including, without limitation, home health agencies, private duty agencies, rehabilitation facilities, durable medical goods providers or infusion therapy providers or the like, or manufacturers' representatives, electrical, hardware or building material supply distributors, lumber yards or the like.

         6.2 Nondisclosure. Employee will not, during or after the term of this Agreement, directly or indirectly, disseminate or disclose to any person, firm, corporation or other business entity, or use for his own benefit or account or for the benefit or account of any third party, any information disclosed to Employee as a consequence of or through Employee's Duties under this Agreement, including information which is not generally known in the industry in which the Company is or may become engaged, or relating to the Company's products, processes, or services, research, development, inventions, engineering, purchasing, accounting, marketing, merchandising, advertising or selling (the "Proprietary Information"). The parties hereto understand and agree that for purposes of this Agreement, Proprietary Information does not include information that was generally available to the public prior to disclosure to Employee by the Company or that becomes generally available to the public after disclosure to Employee by the Company other than through any act or omission of Employee in breach of this Agreement.

         6.3 Return of Information. Upon termination of this Agreement, all documents, records, notebooks, and similar repositories of or containing the Proprietary Information, including copies thereof, then in possession of Employee, whether prepared by Employee or others, shall be returned to the Company.

         6.4 Surviving Obligations. The obligations of Employee and the rights of the Company pursuant to this Section 6 shall survive the termination of this Agreement.

7.       WAIVER OF CLAIMS

         7.1 Acknowledgment. Employee acknowledges and agrees that the execution and delivery of this Employment Agreement confers a substantial benefit to Employee which is in addition any other benefit to which Employee may otherwise be entitled as of the date of this Agreement, including without limitation the securing of a defined term of employment at significant compensation. In consideration of the continued employment of Employee by the Company pursuant to this Agreement and the substantial benefits inuring to Employee hereunder, Employee shall release the Company from all claims of any nature whatsoever relating to his employment with the Company, as set forth in this Section 7, except such claims as may arise under the terms of this Agreement.


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         7.2      Release. In consideration of the undertakings, transactions and consideration recited in this Agreement, to which Employee agrees he would not otherwise be entitled, Employee, on behalf of himself, his agents, representatives, attorneys, assigns, heirs, executors and administrators, does hereby fully and forever release, remise and discharge the Company, its directors, officers, employees, and agents, and its affiliates, successors and assigns, and the directors, officers, employees, and agents thereof (collectively, the "Releasees"), from any and all claims, demands, causes of action, suits, damages, costs and expenses, whether known or unknown, liquidated or unliquidated, choate or inchoate, and arising from or related to in any manner whatsoever Employee's employment with the Company, including without limitation any claims or causes of action under Title VII of the 1964 Civil Rights Act, 42 U.S.C. ss.2000 et seq., the Age Discrimination in Employment Act 29 U.S.C. ss.521 et seq., or any analogous state law, or under any other statutory, common law or other claims related to Employee's employment whatsoever against any of the Releasees (the "Claims").

         7.3 Covenant. Employee further represents that he has not, and never will institute against any of the Releasees any action or other proceeding in any court, administrative agency or other tribunal of the United States or any State thereof with respect to any Claim or cause of action of any type arising or which may have existed at any time prior to the date of this Agreement. If Employee does institute such a claim, he agrees to pay the reasonable costs incurred by the Company or the Releasees in defending such action including reasonable attorneys' fees.

                                    IMPORTANT
                              PLEASE READ CAREFULLY

         7.4 Waiver of ADEA Rights. Under the Age Discrimination in Employment Act (29 U.S.C. 521 et seq.) ("ADEA"), employees have certain rights to protection from unequal treatment by their employer because of their age. By executing and delivering this Agreement you will WAIVE your rights in exchange for the benefits conferred hereunder, however, you may elect to forego executing and delivering this Agreement and RETAIN your rights.

                  THIS DOCUMENT IS A WAIVER OF YOUR RIGHTS UNDER ADEA.
         THE WAIVER IS COMPLETELY VOLUNTARY AND YOU DO NOT HAVE TO SIGN IT. BEFORE YOU SIGN THIS DOCUMENT, YOU SHOULD CONSULT AN ATTORNEY.

         (a) I intend to waive and do hereby waive all my legal rights under the Age Discrimination in Employment Act.

         (b) By signing this document, I do not waive any of my rights that might arise after the date of this waiver.

         (c) In exchange for signing this waiver, the Company has entered into the Employment Agreement which will pay to me certain sums of money and other benefits. The Employment Agreement provides for substantial benefits to me, in the form of a specific


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                  term of employment at a fixed salary. Such benefits are in addition to any other consideration to which I was entitled as a result my employment with the Company.

         (d) I understand that I have up to twenty-one (21) days to consider signing this waiver.


         (e) I understand that I have up to seven (7) days after I sign this waiver to change my mind and revoke the waiver. This waiver will not be effective until seven (7) days after I have signed this waiver.

         7.5 No Other Benefits. The consideration provided to Employee under this Agreement are the only benefits to which Employee is entitled as a result of the relinquishment of the Claims, and no other benefits shall be payable by the Company to Employee.

         7.6 Acknowledgments. Employee agrees and understands that the releases and waivers set forth in this Section 7 are (a) an abandonment, relinquishment and giving up of a right or claim that he may have had against the Company, and that the effect thereof is to extinguish any such claims, rights or causes of action and (b) a settlement and compromise of a potential claim, and that the consideration provided by the Company herein is not, in any manner, to be construed as an admission of liability or admission against interest by the Company and the Company expressly denies and controverts any liability or fault.

8. TERMINATION. This Agreement will be terminated prior to the conclusion of its term by the death or permanent disability (for purposes of this Agreement, "permanent disability" shall be defined as Employee's inability, through physical or mental illness or other cause, to perform the majority of his usual duties for a period of six (6) consecutive months or more) of Employee or termination of Employee by the Company for "cause". In the event of a termination of this Agreement by the death or permanent disability of Employee, the Company shall pay to Employee, or to Employee's heirs ( in the case of death) a sum of $50,000 in full and final satisfaction of the Company's obligations under this Agreement. In the event this Agreement is terminated for "cause," the Company shall have no further obligation to Employee under this Agreement, except to pay Employee the accrued and unpaid compensation and vacation payable to Employee for services performed prior to such termination. For purposes of this Agreement, "cause" shall mean (a) materially breaching this Agreement, (b) engaging in fraud, theft or other acts of disloyalty causing material damage to the Company, its assets or reputation, or, (c) committing a felony involving dishonesty towards the Company or its vendors or customers.

9. NOTICES. All notices given hereunder shall be in writing and shall be deemed delivered when served personally or on the second business day after being deposited in the United States mail, certified or registered mail, postage prepaid, addressed as follows:


                         If to the Company:  MCS, INC.
                                             400 Penn Center Blvd.
                                             Pittsburgh, Pennsylvania 15235
                                             Attn:  Michael Quinn

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                         With copies to:     Mestek, Inc.
                                             260 North Elm St.
                                             Westfield, Massachusetts  01085
                                             Attn: John E. Reed, President
                                             and R. Bruce Dewey, General Counsel


                         If to Employee:     Nick Kakavis
                                             1815 Mt. Royal Blvd.
                                             Glenshaw, PA  15116

10.      MISCELLANEOUS

         10.1 Except as set forth in Section 10.5, any dispute arising out of or related to the terms of this Agreement, or the performance of the parties hereunder, shall be decided by arbitration before a single arbitrator conducted in Pittsburgh, Pennsylvania in accordance with the rules of the American Arbitration Association then in effect, as modified or supplemented herein, or as the parties mutually agree otherwise. Notwithstanding the rules of the arbitral body, the Parties agree (a) that the arbitrator shall base his/her decision on the facts as presented into evidence and (b) that the arbitrator shall prepare a written memorandum of decision setting forth the findings of fact and conclusions of law. The decision of the arbitrator shall be final, and judgment may be entered upon it in accordance with the applicable law in any court having jurisdiction. Any claim for relief made pursuant to this Agreement shall be made within six (6) months of the date upon which the party claiming relief knew or should have known of the cause of action constituting such claim.

         10.2 This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all previous communications and understandings both oral and written, and no modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

         10.3 This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. Employee may not assign any of his rights, duties or obligations arising hereunder without the prior written consent of the Company. Other than an assignment to an affiliate controlling, controlled by or under common control with the Company, the Company may not assign this Agreement without the consent of the Employee, which consent shall not be unreasonably withheld.

         10.4 The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of the Agreement or the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. If any provisions of this Agreement conflict with any statute or rule of law, then such provision shall be deemed inoperative only to the extent of such conflict and such provision shall be deemed to be modified to conform with such statute or rule of law.


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         10.5     Employee acknowledges that any violation of Sections 2 and 6 of this Agreement by Employee may cause injury to the Company for which an award of money damages is insufficient relief; therefore, notwithstanding Section 10.1 above, Employee covenants and agrees with the Company that, in addition to any remedies which the Company may have available to it, the Company may pursue injunctive or other equitable relief to prevent or curtail any breach by Employee of any obligation to be performed under this Agreement. If any suit, action, or other proceeding is brought by any party hereto in order to enforce its rights under this Agreement, then the prevailing party in such suit, action or other proceeding, in addition to any other relief granted therein, shall be entitled to recover the reasonable costs and expenses incurred in such suit, action or other proceeding including attorneys' fees.

         10.6 This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the Commonwealth of Pennsylvania excluding its conflict of laws.

IN WITNESS WHEREOF this Employment Agreement is executed as of the day and year first set forth above.

                                    COMPANY:
                                    MCS, INC.


                                    By:
                                       ---------------------------------------
                                       Michael Quinn, Vice President

                                    EMPLOYEE:


                                    ---------------------------------------
                                    NICK KAKAVIS


         In consideration of the execution of this Agreement by Employee, Mestek, Inc., the sole shareholder of the Company, hereby guarantees the performance of the obligations and payments of the Company under this Agreement.

ATTEST:                               MESTEK, INC.


By:                                   By:
   --------------------------            -----------------------------------
   Timothy P. Scanlan                    R. Bruce Dewey, Sr. Vice President
   Assistant Secretary





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